EXHIBIT 4(e)


      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           GENERAL MOTORS CORPORATION

                  ___% NOTE DUE (MONTH/DAY), 20__ CUSIP ______

      GENERAL MOTORS CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ DOLLARS ($_____________) at the office or agency of the Corporation for such purpose in the Borough of Manhattan, The City of New York, on (month/day), 20__, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of % per annum at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, in like coin or currency from the (last) fifteenth day of (month) or (month) as the case may be, to which interest on the Notes has been paid preceding the date hereof (unless the date hereof is a (month/day) or (month/day) to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issuance of this Note, in which case from (date of issue)), semi-annually on (month/day) and (month/day), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after (month/day) or (month/day) as the case may be, and before the following (month/day) or (month/day), this Note shall bear interest from such (month/day) or (month/day); provided, however, that if the Corporation shall default in the payment of interest due on such (month/day) or (month/day), then this Note shall bear interest from the next preceding (month/day) or (month/day) to which interest has been paid or, if no interest has been paid on the Notes since the original issuance of the Notes, from (date of issue). The interest so payable on any (month/day) or (month/day) will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the last (fifteenth) day of the calendar month preceding such (month/day) or (month/day). At the option of the Corporation, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

      This Global Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Corporation (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a Subordinated Indenture dated as of December __, 2001 (hereinafter called the "Indenture"), duly executed and delivered by the Corporation to Citibank, N.A., Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This Note is one of (number) Global Notes which together represent all of the Corporation's ___% Notes Due (due date) limited in aggregate principal amount to $_________. The terms of this series are set forth in a resolution of the borrowings committee of the Board of Directors of the Corporation dated (date of minutes) (hereinafter called the "Resolution").

      In case an Event of Default, as defined in the Indenture, with respect to the ___% Notes Due (due date) shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indentures or modifying in any manner the rights of the holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any holder to institute suit for the payment thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each Security affected. Any such consent or waiver by the holder this Global Note shall be conclusive and binding upon such holder and upon all future holders of this Global Note and of any Global Note issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this Global Note.

      The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose. Each holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

      No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

      (This Note may not be redeemed prior to (redemption date). On and after (date) this Note is subject to redemption upon not less than 30 nor more than 90 days notice by nail, at any time, as a whole or in part, at the election of the Corporation, at a redemption price equal to 100% of the principal amount, together with accrued interest thereon to the redemption date.)

      Upon due presentment for registration of transfer of this Global Note at the office or agency designated and maintained by the Corporation for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Corporation, the Trustee and any authorized agent of the Corporation or the Trustee may deem and treat the Holder in whose name this Global Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions contained herein, interest hereon, and for all other purposes, and neither the Corporation nor the Trustee nor any authorized agent of the Corporation or the Trustee shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement of the Corporation in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      The Corporation may at any time and in its sole discretion determine not to have the Notes represented by Global Notes and, in such event, the Corporation will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and any multiple of $1,000.

      At the option of the Corporation and upon satisfaction of certain conditions specified in the Indenture and the Resolution, either (a) the Corporation shall be deemed to have paid and discharged the entire indebtedness on the Notes or (b) the Corporation need not comply with certain covenants contained in the Indenture and the Resolution, in each case upon the deposit by the Corporation with the Trustee in trust for the holders of the Notes of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire indebtedness evidenced by the Notes, all as provided in the Indenture and the Resolution.

      Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

      WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

                                    General Motors Corporation

Dated:

                                    By: __________________________
                                     Title:
(SEAL)


                                    By: __________________________
                                     Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the securities of the series designated therein referred to in the within-mentioned Indenture.

                                    CITIBANK, N.A.,
                                   as Trustee,


                                    By: __________________________
                                        Authorized Signatory

                FOR VALUE RECEIVED the Undersigned hereby sells,
                           assigns and transfers unto



  PLEASE INSERT SOCIAL SECURITY OR
               OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------------



 Please print or typewrite name and address including postal zip code of assignee

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the within Global Note of GENERAL MOTORS CORPORATION and hereby irrevocably constitutes and appoints

                                                      ,attorney,
------------------------------------------------------
to transfer said Global Note on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:
                        SIGN HERE
                                  ---------------------------------

                                  NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.
                                        SIGNATURE GUARANTEED